CERTIFICATION OF FORM N-SAR

Registrant Name:  Northwestern Mutual Series Fund, Inc.
File Number:  811-3290
Registrant CIK Number:  0000742212



This report covering the six-month period ended December
31, 2009, is signed on behalf of Northwestern Mutual Series
Fund, Inc. (Registrant) in the city of Milwaukee and the state of Wisconsin on the 1st day of March, 2010.



Signatory:

/s/Barbara E. Courtney

Barbara E. Courtney
Controller and Chief Accounting Officer


Witness:

/s/Virginia E. Riesing

Virginia E. Riesing
Manager of Fund Administration